                                                                  EXHIBIT 16(d)


MERRILL LYNCH CALIFORNIA INSURED MUNICIPAL BOND FUND - CLASS D
      10/21/94 - 08/31/95




                                                                           SINCE              SINCE
                                                                         INCEPTION          INCEPTION
                                                                      AVERAGE ANNUAL          TOTAL
                                                                       TOTAL RETURN          RETURN*
                                                                      --------------     --------------
Initial Investment                                                       $1,000.00          $1,000.00

Divided by Initial Maximum Offering Price                                     9.57
                                                                        ----------
Divided by Net Asset Value                                                                       9.19
                                                                                           ----------
Equals Shares Purchased                                                    104.462            108.814

Plus Shares Acquired through Dividend Reinvestment                           4.796              5.000
                                                                        ----------         ----------

Equals Shares Held at 08/31/95                                             109.258            113.814


Multiplied by Net Asset Value at 08/31/95                                     9.66               9.66
                                                                        ----------         ----------

Equals Ending Redeemable Value at $1000 Investment
  (ERV) at 08/31/95                                                       1,055.43           1,099.44

Divided by $1,000 (P)                                                       1.0554             1.0994

Subtract 1                                                                  0.0554             0.0994

Expressed as a percentage equals the Aggregate
  Total Return for the Period (T)                                            5.54%
                                                                        ==========

Expressed as a percentage equals the Aggregate
  Total Return for the Period                                                                   9.94%
                                                                                           ==========
ERV divided by P                                                            1.0554

Raise to the power of                                                       1.1624

Equals                                                                      1.0647

Subtract 1                                                                  0.0647

Expressed as a percentage equals the Average
  Annualized Total Return                                                    6.47%
                                                                        ==========

*  Does not include sales charge for the period.


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                                                                   EXHIBIT 16(d)

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                                ENDING 08-31-95

        Merrill Lynch California Insured Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class D

Long term income generally based on yield to
    maturity times market value of each security                $    8,498

Plus short term income accrued for the past
    thirty days                                                        559
                                                                ----------
Equals Total Income                                                  9,057

Less expenses for the past thirty days                                (773)
                                                                ----------
Equals net monthly income for yield calculation                      8,284
                                                                ----------
Average shares outstanding for 30 days                             186,214

Times the Net Asset Value                                            10.05
                                                                ----------
Equals total dollars                                            $1,871,451
                                                                ==========
Net monthly income divided by total dollars equals             0.004426523

Add 1                                                          1.004426523

Raise to the power of 6                                        1.026854789

Substract 1                                                    0.026854789

Times 2                                                        0.053709577

Expressed as a percentage equals the
    standardized yield for the 30 day period                          5.37%
                                                                      ====

Tax Rate                                                             28.00%

X = 1 minus Tax Rate                                                 72.00%

Standardized Yield divided by x equals
    Tax Equivalent Yield for 30 day period                            7.46%
                                                                      ====